EXHIBIT 10.5

SENIOR SECURED DEMAND PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

See SCHEDULE A	September 6, 2006

Tampa, Florida

FOR VALUE RECEIVED, GLOBAL HOTLINE, INC. (the “Company”), promises to pay to the order of IA GLOBAL, INC. (the “Lender”) or its registered assigns (the “Holder”), the Principal Sum (as defined below) together with interest on the outstanding portion of the Principal Sum from the date on which the first portion of the Principal Sum was loaned to the Company until the date on which the entire Principal Sum is paid in full at a rate equal to 1.5% per annum, computed on the basis of the actual number of days elapsed and a year consisting of 365 days. As used herein, “Principal Sum” means the aggregate amount loaned to the Company by the Lender pursuant to this Note as reflected on Schedule A hereto, as amended from time to time. Schedule A reflects all amounts loaned to the Company by the Lender as of the date hereof. The Company shall amend Schedule A to include any additional loans to the Company by the Lender made after the date of this Note.

All unpaid principal, together with any accrued but unpaid interest and other amounts payable hereunder, shall be due and payable upon demand given by the Holder on or after July 15, 2006. Interest on this Note shall be payable in arrears on each January 1, April 1, July 1, and October 1 after the date of issuance of this Note by the issuance of an additional senior secured promissory note identical in all respects to this Note except that it shall have a principal amount equal to the amount of such interest payment. All other Obligations payable under this Note shall be payable in lawful money of the United States, unless otherwise provided herein.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.            Definitions. The following capitalized terms used in this Note have the following meanings:

(a)          “Company Note” means this Note or any note issued in payment of interest on this Note.

(b)          “Date of Original Issue” means May 26, 2006, the date on which the first portion of the Principal Sum of this Note was loaned to the Company by the Lender.

(c)          “Obligations” means the principal, interest and other amounts payable under the Company Notes.

2.            Collateral. To secure the Company’s payment and performance of the Obligations and to secure the Company’s prompt, full and faithful performance and observance of all of the provisions under this Note and the other Transaction Documents, the Company hereby grants the Holder a security interest in all of the Company’s right, title and interest in and to the following, whether now owned or hereafter acquired or existing and wherever located:

(a)           All inventory and equipment, and all parts thereof, attachments, accessories and accessions thereto, products thereof and documents therefor;

(b)          All accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and other obligations of any kind, and all rights now or hereafter existing in and to all mortgages, security agreements, leases or other contracts securing or otherwise relating to any of the same;

(c)           All intellectual property and trade secrets, including, without limitation,

(i)           all patents, patent applications and patentable inventions and (A) the inventions and improvements described and claimed therein; (B) any continuation, division, renewal, extension, substitute or reissue thereof or any legal equivalent in a foreign country for the full term thereof or the terms for which the same may be granted; (C) all rights to income, royalties, profits, awards, damages and other rights relating to said patents, applications and inventions, including the right to sue for past, present and future infringement and (D) any other rights and benefits relating to said patents, applications and inventions including any rights as a licensor or licensee of said patents, applications and inventions (the “Patents”);

(ii)          all trademarks, trademark registrations, trademark applications, service marks, service mark registrations and service mark applications, trade names, fictitious business name, tradestyles, and the goodwill underlying those trademarks and service marks and (A) any similar marks or amendments, modifications and renewals thereof and the goodwill represented by those and any legal equivalent in a foreign country for the full term or terms for which the same may be granted; (B) all rights to income, royalties, profits, damages and other rights relating to said trademarks and service marks including the right to sue for past, present or future infringement and (C) any other rights and benefits relating to said trademarks and service marks including any rights as a licensor or licensee of said trademark and service mark (the “Trademarks”);

(iii)         all copyrights, copyright registrations and copyright applications, including without limitation those copyrights for computer programs, computer databases, flow diagrams, maskworks, maskwork applications, source codes and object codes, computer software, technical knowledge and processes, trade secrets, know-how, customer lists, franchises, systems, inventions, designs, blueprints, formal or informal licensing arrangements, and all property embodying or incorporating such copyrights and (A) any similar rights or amendments, modifications and renewals thereof and any legal equivalent in a foreign country for the full term or terms for which the same may be granted; (B) all rights to income, past, present and future infringement and (C) any other rights and benefits relating to said copyrights (the “Copyrights”);

(d)           all substitutions and replacements for, and all rights to exploit, all of the foregoing;

(e)           all books and records pertaining to any of the foregoing; and

(f)            all proceeds of all of the foregoing and, to the extent not otherwise included, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

All of the above assets are hereinafter collectively referred to as “Collateral.”

The Company covenants and agrees with Holder that: (A) the security interest granted under this Note is in addition to any other security interest from time to time held by the Holder; (B) the Holder may realize upon all or part of any Collateral in any order it desires and any realization by any means upon any Collateral will not bar realization upon any other Collateral; and (C) the security interest hereby created is a continuing security interest and will cover and secure the payment of all Obligations both present and future of the Company to Holder pursuant to this Note. The Company further covenants and agrees to take all actions requested by the Holder to establish or perfect the security interest granted under this Note.

3.            Prepayment. This Note may be prepaid as a whole or in part at any time at the election of the Company. Any such prepayment amount shall be applied first to the payment of expenses due under this Note, second to interest accrued on the portion of this Note so prepaid and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

4.            Successors and Assigns. Subject to the restrictions on transfer described in Sections 6 and 7 hereof, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

5.            Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the holder of this Note.

6.             Transfer of this Note. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

7.             Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Holder.

8.            Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

9.            Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, personal delivery or facsimile transmission at the respective addresses or facsimile number of the parties as designated by such party or as set forth on the register maintained by the Company. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

10.          Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

11.          Governing Law; Exclusive Jurisdiction; Jury Waiver. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware. IN THE EVENT OF ANY DISPUTE AMONG OR BETWEEN ANY OF THE PARTIES TO THIS NOTE ARISING OUT OF THE TERMS OF THIS NOTE, THE PARTIES HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS LOCATED IN THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA, FOR RESOLUTION OF SUCH DISPUTE, AND AGREE NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION OR SEEK TO TRANSFER ANY ACTION RELATING TO SUCH DISPUTE TO ANY OTHER JURISDICTION. THE COMPANY AND THE HOLDER AGREE TO ACCEPT SERVICE OF PROCESS PURSUANT TO THE PROCEDURES SET FORTH IN SECTION 9. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE.

IN WITNESS WHEREOF, the Company has caused this Note to be issued effective as of September 6, 2006.

GLOBAL HOTLINE, INC.

By:	/s/ Hideki Anan
Name:	Hideki Anan
Title:	Chief Executive Officer

SCHEDULE A

GLOBAL HOTLINE, INC.

SENIOR SECURED DEMAND PROMISSORY NOTE

as of SEPTEMBER 6, 2006

Date	Amount of Loan
05/26/2006	40,000,000 Yen
06/05/2006	100,000,000 Yen

Total as of September 6, 2006	140,000,000 Yen